Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the      day of             , 2009, by and between Nexxus Lighting, a Delaware corporation (the “Company”) and                                         , a director and/or officer of the Company (the “Indemnitee”).

WITNESSETH:

WHEREAS, damages sought against directors and officers in shareholder or similar litigation may be substantial, and the costs of defending such actions and of judgments in favor of plaintiffs or of settlement therewith may be prohibitive for individual directors and officers, without regard to the merits of a particular action and without regard to the culpability of any named director or officer to the detriment of the corporation; and

WHEREAS, the issues in controversy in such litigation usually relate to the knowledge, motives and intent of the director or officer, who may be the only individual with firsthand knowledge of essential facts or exculpating circumstances who is qualified to testify in his defense regarding matters of such a subjective nature, and the long period of time which may elapse before final disposition of such litigation may impose undue hardship and burden on a director or officer or his estate in launching and maintaining a proper and adequate defense of himself or his estate against claims for damages; and

WHEREAS, the Company is organized under the General Corporation Law of the State of Delaware (the “DGCL”) and Section 145 of the DGCL empowers corporations to indemnify and advance expenses of litigation to an individual serving as a director, officer, employee or agent of a corporation and to individuals serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, and further provides that the indemnification and advancement of expenses set forth in the DGCL are not “exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office”; and

WHEREAS, the Certificate of Incorporation of the Company, as amended or amended and restated from time to time (the “Certificate of Incorporation”) and the By-Laws of the Company, as amended or amended and restated from time to time, provide that the Company may indemnify and hold harmless directors and officers to the fullest extent permitted by DGCL; and

WHEREAS, the Board of Directors of the Company has concluded that it is advisable and in the best interests of the Company to enter into an agreement to indemnify in a reasonable and adequate manner the Indemnitee and to assume for itself liability for expenses and damages in connection with claims lodged against the Indemnitee for the Indemnitee’s decisions and actions as a director and/or officer of the Company or any of its Subsidiaries.

Execution Version

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

I. DEFINITIONS

`For purposes of this Agreement, the following terms shall have the meanings set forth below:

A. “Board” shall mean the Board of Directors of the Company.

B. “Corporate Status” shall mean: (i) the status of an individual who is or was a director or officer of the Company or any of the Subsidiaries, or a member of any committee of the Board; and (ii) the status of an individual who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan.

C. “DGCL” shall mean the General Corporation Law of the State of Delaware, 8 Delaware Code, Section 101 et seq.

D. “Disinterested Director” shall mean a director of the Company who neither is nor was a party to the Proceeding with respect to which indemnification is being sought by the Indemnitee.

E. “Expenses” shall mean expenses of Proceedings including, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being or preparing to be a witness in or investigating a Proceeding.

F. “Good Faith Act or Omission” shall mean an act or omission of the Indemnitee in good faith and in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company or the Subsidiaries and, in the case of any criminal action or Proceeding, one as to which the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

G. “Liabilities” shall mean liabilities of any type whatsoever, including, without limitation, any judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or with respect to such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

H. “Person” shall mean any natural person or individual, or any artificial person, including any corporation, association, unincorporated organization, partnership, joint venture, firm, company, business, trust, business trust, limited liability company, government, public body or authority, governmental agency or department and any other entity.

I. “Proceeding” shall mean any threatened, pending or completed claim, demand, inquiry, investigation, action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, or any appeal therefrom, whether formal or informal, or whether brought by or in the right of the Company, whether brought by a governmental body, agency or representative or by any other Person.

J. “Subsidiary” shall mean any corporation, limited liability company, partnership, business trust or other entity of which the Company, directly or indirectly, owns or controls at least fifty percent (50%) of the voting securities or economic interests.

K. “Undertakings” shall have the meaning ascribed to it in Article V herein.

L. “Voting Securities” shall mean any securities of the Company that are entitled to vote generally in the election of directors.

II. CONTINUATION OF INDEMNITY

All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein and until the final termination of all Proceedings (including possible Proceedings) with respect to which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee regarding the interpretation or enforcement of this Agreement.

III. SERVICE BY INDEMNITEE, NOTICE OF

PROCEEDINGS, DEFENSE OF CLAIMS

A. Notice of Proceedings. The Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. However, the Indemnitee’s failure to so notify the Company shall not relieve the Company from any liability it may have to the Indemnitee under this Agreement, except to the extent that the Indemnitee’s failure to so notify the Company materially prejudices the Company with respect to said Proceeding or matter.

B. Defense of Claims. The Company will be entitled to participate, at its own expense, in any Proceeding of which it has notice. The Company jointly with any other indemnifying party similarly notified of any Proceeding will be entitled to assume the defense of the Indemnitee therein, with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of the Indemnitee in any

Proceeding if the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee with respect to such Proceeding. The Company will not be liable to the Indemnitee under this Agreement for any Expenses incurred by the Indemnitee in connection with the defense of any Proceeding, other than reasonable costs of investigation or as otherwise provided below, after notice from the Company to the Indemnitee of its election to assume the defense of the Indemnitee therein. The Indemnitee shall have the right to employ his own counsel in any such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that counsel employed by the Company may not adequately represent the Indemnitee and shall have so informed the Company; or (iii) the Company shall not in fact have employed counsel to assume the defense of the Indemnitee in such Proceeding, such counsel shall not in fact have assumed such defense or such counsel shall not be acting, in connection therewith, with reasonable diligence. In each such case the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company in accordance with this Agreement.

C. Hold Harmless Agreement. If, at any time, the Company shall provide the Indemnitee with an agreement in writing, in form and substance reasonably satisfactory to the Indemnitee and the Indemnitee’s counsel, agreeing to indemnify, defend or prosecute and hold the Indemnitee harmless from all Liabilities and Expenses arising from any Proceeding (a “Hold Harmless Agreement”), and demonstrating to the reasonable satisfaction of the Indemnitee the Company’s financial ability to accomplish such indemnification, the Company may thereafter at its own expense undertake full responsibility for the defense or prosecution of such Proceeding. The Company may contest or settle any such Proceeding for money damages on such terms and conditions as it deems appropriate but shall be obligated to consult in good faith with the Indemnitee and not to contest or settle any Proceeding involving injunctive or equitable relief against or affecting the Indemnitee or the Indemnitee’s properties or assets without the prior written consent of the Indemnitee, such consent not to be withheld unreasonably

D. Settlement of Claims. The Company shall not settle any Proceeding in any manner which would impose any liability, penalty or limitation on the Indemnitee without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Company shall not be liable to indemnify the Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected by the Indemnitee without the Company’s written consent, which consent shall not be unreasonably withheld or delayed. Indemnitee shall not settle any Proceeding, in whole or in part, which would impose any Expense, Liability or limitation on the Company without the Company’s prior, written consent, which consent shall not be unreasonably withheld or delayed.

E. Addressing Liens, Attachments, Etc. If by reason of any Proceeding as to which the Indemnitee is entitled (or is presumed to be entitled) to indemnification under this Agreement, a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnitee, the Company shall promptly furnish a reasonably satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

IV. INDEMNIFICATION

A. In General. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall hold harmless and indemnify the Indemnitee against any and all Liabilities actually incurred by or for him or her in connection with any Proceeding (whether the Indemnitee is or becomes a party, a witness or is otherwise a participant in any role) to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its shareholders or Disinterested Directors, or applicable law. For all matters for which the Indemnitee is entitled to indemnification under this Article IV, the Indemnitee shall be entitled to advancement of Expenses in accordance with Article V hereof.

B. Proceeding Other Than a Proceeding by or in the Right of the Company. If the Indemnitee, by reason of his or her Corporate Status or alleged action or inaction in such capacity, was or is a party or is threatened to be made a party to any Proceeding (whether the Indemnitee is or becomes a party, a witness or is otherwise a participant in any role) (other than a Proceeding by or in the right of the Company or any Subsidiary), the Company shall, subject to the limitations set forth in Section IV.F. below, hold harmless and indemnify the Indemnitee against any and all Expenses and Liabilities actually and reasonably incurred by or for the Indemnitee in connection with the Proceeding, unless the act(s) or omission(s) of the Indemnitee giving rise thereto were not Good Faith Act(s) or Omission(s).

C. Proceedings by or in the Right of the Company. If the Indemnitee, by reason of his or her Corporate Status or alleged action or inaction in such capacity, was or is a party or is threatened to be made a party to any Proceeding (whether the Indemnitee is or becomes a party, a witness or otherwise is a participant in any role) by or in the right of the Company or any Subsidiary to procure a judgment in its favor, the Company shall, subject to the limitations set forth in Section IV.F. below, hold harmless and indemnify the Indemnitee against any and all Expenses actually incurred by or for the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, unless the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s). However, no indemnification under this Section IV.C. shall be made with respect to any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company or any Subsidiary, unless a court of appropriate jurisdiction (including, but not limited to, the court in which such Proceeding was brought) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, regardless of whether the Indemnitee’s act(s) or omission(s) were found to be a Good Faith Act(s) or Omission(s), the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses, which such court shall deem proper.

D. Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a party to and is successful in, on the merits or otherwise, any Proceeding, the Indemnitee shall be indemnified by the Company to the maximum set forth herein against all Expenses and Liabilities actually incurred by or for him or her in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall hold harmless and indemnify the Indemnitee to the maximum extent set forth herein against all Expenses and Liabilities actually and reasonably incurred by or for the Indemnitee in connection with each successfully resolved claim, issue or matter in such Proceeding. Resolution of a claim, issue or matter by dismissal, with or without prejudice, but except as provided in Section IV.F. hereof, shall be deemed a successful result as to such claim, issue or matter so long as there has been no finding (either adjudicated or pursuant to Article VI hereof) that the act(s) or omission(s) of the Indemnitee giving rise thereto were not a Good Faith Act(s) or Omission(s).

E. Indemnification for Expenses as Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, has prepared to serve or has served as a witness in any Proceeding, or has participated in discovery proceedings or other trial preparation, the Indemnitee shall be held harmless and indemnified against all Expenses actually and reasonably incurred by or for him or her in connection therewith.

F. Specific Limitations on Indemnification. In addition to the other limitations set forth in this Article IV and notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to the Indemnitee for indemnification with respect to any Proceeding:

1. To the extent that payment is actually made to the Indemnitee under any insurance policy or is made on behalf of the Indemnitee by or on behalf of the Company otherwise than pursuant to this Agreement.

2. For Liabilities in connection with Proceedings settled without the consent of the Company, which consent shall not have been unreasonably withheld.

3. For any claim made against Indemnitee (i) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or similar provisions of state statutory law or common law or (ii) for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act.

4. Except for any Proceeding initiated by Indemnitee to enforce its rights under this Agreement as contemplated by Section VI.G., any Proceeding (or part thereof) initiated by Indemnitee (including any Proceeding initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees) unless (i) the Board authorized the action, suit or other proceeding (or part thereof) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

V. ADVANCEMENT OF EXPENSES

Notwithstanding any provision to the contrary in Article VI hereof, the Company shall advance to the Indemnitee all Expenses which, by reason of the Indemnitee’s Corporate Status, were incurred by or for the Indemnitee in connection with any Proceeding for which the Indemnitee is entitled to indemnification pursuant to Article IV hereof, in advance of the final disposition of such Proceeding, provided that all of the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of Indemnitee’s Corporate Status and (ii) the Indemnitee provides the Company with a written agreement (the “Undertaking”) to repay the amount paid or reimbursed by the Company. if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct. The Indemnitee shall be required to execute and submit the Undertaking to repay Expenses Advanced in the form of Exhibit A attached hereto or in such form as may be required under applicable law as in effect at the time of execution thereof. The Company shall advance such expenses within five (5) business days after its receipt of the Undertaking. The Indemnitee hereby agrees to repay any Expenses advanced hereunder if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and the undertaking to repay pursuant to this Article V shall be unsecured and no interest shall be charged thereon.

VI. PROCEDURE FOR PAYMENT OF LIABILITIES;

DETERMINATION OF RIGHT TO INDEMNIFICATION

A. Procedure for Payment. To obtain indemnification for Liabilities under this Agreement, the Indemnitee shall submit to the Company a written request for payment, specifying in reasonable detail the factors known to the Indemnitee giving rise to such claim for indemnification, the positions and allegations of the parties to any related Proceeding and the factual bases therefore, the amount or an estimate of the amount of Liabilities and Expenses reasonably expected to arise therefrom (or a statement to the effect that such Liabilities and Expenses cannot be reasonably estimated). The Indemnitee also shall include with such request for payment such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification and payment hereunder. A delay by the Indemnitee in providing such notice shall not relieve the Company from its obligations under this Agreement unless and then only to the extent that the Company is materially and adversely affected by the delay. The Secretary of the Company, or such other individual as shall be designated by the Board, shall promptly advise the Board in writing of such request for indemnification. Any indemnification payment due hereunder shall be paid by the Company no later than five (5) business days following the determination, pursuant to this Article VI, that such indemnification payment is proper hereunder.

B. No Determination Necessary when the Indemnitee was Successful. To the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections IV.B. or IV.C. above or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by or for the Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

C. Determination of Good Faith Act or Omission. In the event that Section VI.B. above is inapplicable, the Company shall also hold harmless and indemnify the Indemnitee unless the Company proves by clear and convincing evidence to a forum listed in Section VI.D. below that the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

D. Forum for Determination. The Board shall select from among the following the forums in which the validity of the Company’s claim under Section VI.C. above that the Indemnitee is not entitled to indemnification will be heard:

1. A majority of the Disinterested Directors, even though less than a quorum;

2. A committee of Disinterested Directors designated by a majority vote of such Disinterested Directors;

3. The shareholders of the Company;

4. If there are no Disinterested Directors or if such Disinterested Directors so direct, independent legal counsel selected by the Board, subject to the approval of the Indemnitee, which approval shall not be unreasonably delayed or denied, and which counsel shall make such determination in a written opinion.

As soon as practicable, and in no event later than thirty (30) days after written notice of the Board’s choice of forum pursuant to this Section VI.D., the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to give the Indemnitee a complete opportunity to defend against such claim. The fees and expenses of the forum selected in connection with making the determination contemplated hereunder shall be paid by the Company. If the Company fails to submit the matter to the selected forum within thirty (30) days of the Indemnitee’s written notice or if the selected forum fails to make the requested determination within thirty (30) days of the matter being submitted to it by the Company, then such event shall constitute the determination that the Indemnitee has the right to indemnification.

If the Indemnitee desires to personally retain the service of an attorney in connection with any Proceeding, the Indemnified Party shall notify the Company of such desire in the notice described in Section VI.A. and shall identify the proposed counsel. If the Indemnitee has notified the Company of its desire to retain counsel in connection with any Proceeding, and the applicable forum determines that the Indemnitee is entitled to indemnification, then indemnification also shall apply to the Expenses reasonably incurred by the Indemnitee prior to the expiration of the period for the requested determination under this Section VI.D.

E. Right to Appeal. Notwithstanding a determination by any forum listed in Section VI.D. above that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending, or to any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. Such enforcement action shall consider the Indemnitee’s entitlement to indemnification de novo, and the Indemnitee shall not be prejudiced by reason of a prior determination that the Indemnitee is not entitled to indemnification. The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company further agrees to stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

F. Right to Seek Judicial Determination. Notwithstanding any other provision of this Agreement to the contrary, at any time sixty (60) days after a request for indemnification has been made to the Company (or upon earlier receipt of written notice that a request for indemnification has been rejected) and before the third (3rd) anniversary of the making of such indemnification request, the Indemnitee may petition a court of competent jurisdiction, regarding whether the court has jurisdiction over or is the forum in which the Proceeding is pending, to determine whether the Indemnitee is entitled to indemnification hereunder, and such court shall have the exclusive authority to make such determination, unless and until the Indemnitee’s action is dismissed or otherwise terminated before such determination is made. The court, as petitioned, shall make an independent determination of whether the Indemnitee is entitled to indemnification hereunder, without regard to any prior determination in any other forum.

G. Expenses under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Article VI involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other action between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, even if it is finally determined that the Indemnitee is not entitled to indemnification in whole or in part hereunder.

H. Limitation on Adverse Determinations. Subject to applicable law, no determination by the applicable forum that the Indemnitee is not entitled to indemnification under this Agreement shall be given effect under this Agreement unless (i) such determination is made in good faith and is based upon clear and convincing evidence and (ii) the Indemnitee is given written notice of the Board’s choice of forum at least 10 days in advance of any decision by such forum and the Indemnitee is given a meaningful opportunity to present to such forum information in support of the Indemnitee’s claim for indemnification.

VII. PRESUMPTIONS AND EFFECT

OF CERTAIN PROCEEDINGS

A. Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof of overcoming that presumption.

B. Effect of Other Proceedings. The termination of any Proceeding or any claim, issue or matter therein by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the act(s) or omission(s) giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

C. Reliance as Safe Harbor. For the purposes of any determination of whether any act or omission of the Indemnitee was a Good Faith Act or Omission, each act of the Indemnitee shall be deemed to be a Good Faith Act or Omission if the Indemnitee’s action is based on the records or books of accounts of the Company, including financial statements, and if the Indemnitee is a director, upon such information opinions, reports or statements presented to the Company by any of the Company’s officers or employees or committees of the Board, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. The provisions of this Section VII.C. shall not be exclusive or deemed to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or under applicable law.

D. Actions of Others. The knowledge and/or actions or failure to act of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for the purposes of determining the right to indemnification under this Agreement.

VIII. INSURANCE

In the event that the Company maintains officers’ and directors’ or similar liability insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same degree as each other director and/or officer of the Company.

IX. NON-EXCLUSIVITY,

SUBROGATION AND MISCELLANEOUS

A. Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under any provision of law, the Certificate of Incorporation, the By-Laws of the Company, as the same may be in effect from time to time, any agreement, a vote of shareholders of the Company or a resolution of directors of the Company or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that, during the term of this Agreement, the rights of the then-existing directors and officers of the Company are more favorable to such directors or officers than the rights currently provided to the Indemnitee under this Agreement, the Indemnitee shall be entitled to the full benefits of those more favorable rights.

No amendment, alteration, rescission or replacement of this Agreement or any provision hereof that would limit in any way the benefits and protections afforded to an Indemnitee by this Agreement shall be effective as to an Indemnitee with regards to any action or inaction undertaken by such Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement.

To the extent that any change to applicable law (whether by statute or judicial decision) shall permit any broader indemnification by agreement than would be afforded under the provisions of this Agreement, it is the intent of the parties to this Agreement that the Indemnitee shall enjoy by this Agreement the broader rights and protection so afforded by such change.

The rights, duties and obligations of the Company and the Indemnitee under this Agreement do not limit, diminish or supersede the rights, duties and obligations of the Company and the Indemnitee with respect to the indemnification afforded to the Indemnitee under any liability insurance, the DGCL, or under the Bylaws or the Certificate of Incorporation of the Company. In addition, the Indemnitee’s rights under this Agreement will not be limited or diminished in any respect by any amendment to the Bylaws or the Certificate of Incorporation of the Company.

B. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all required documents and take all action necessary to secure such rights, including execution of documents necessary to enable the Company to bring suit to enforce such rights.

C. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) if delivered by hand, by courier or by telegram and receipted for by the party to whom such notice or other communication was directed at the time indicated on such receipt; (ii) if by facsimile at the time shown on the confirmation of such facsimile transmission; or (iii) if by U.S. certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, as shown with the Indemnitee’s signature below.

If to the Company to:

Nexxus Lighting, Inc.

124 Floyd Smith Drive, Suite 300

Charlotte, N.C.

Attention: Michael A. Bauer, President and Chief Executive Officer

Facsimile No. (704) 405-0422

With copies to:

Suzan A. Abramson, Esq.

Lowndes Drosdick Doster Kantor & Reed, P.A.

215 North Eola Drive

Orlando, FL 32801

Facsimile No. (407) 843-4444

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

D. Governing Law; Venue. The parties agree that this Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without application of the conflict of laws principles thereof. The parties to this Agreement agree (i) that jurisdiction and venue in any action brought pursuant to this Agreement shall be in any federal or state court situated in Mecklenburg County, North Carolina, (ii) that all claims in any such action may be decided in either such court, and (iii) to waive any objection on the grounds of forum non conveniens to any action commenced in the foregoing jurisdictions.

E. Binding Effect; Assignment. Any claim, right, title, benefit, remedy or interest of the Indemnitee in or under this Agreement is personal in nature and may not be sold, assigned or transferred, pledged or hypothecated, but the provisions of this Agreement shall survive the death, disability or incapacity of the Indemnitee or the termination of Indemnitee’s services as a director and/or officer of the Company for the periods set forth in Article II and may inure to the benefit of the Indemnitee’s heirs, executors, administrators and personal representatives. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of it’s the assets or business of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to be bound by and perform this Agreement in the same manner and to the same extent as the Company would be required to perform absent such succession or assignment.

F. Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion. No delay on the part of any party in exercising any right or power under this Agreement shall operate as a waiver of any such right or power.

G. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto in reference to the subject matter hereof; provided, however, that the parties acknowledge and agree that the Certificate of Incorporation and By-Laws of the Company contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such instruments.

H. Titles. The titles to the articles and sections of this Agreement are inserted for convenience only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

I. Invalidity of Provisions. Every provision of this Agreement is severable, and the invalidity or unenforceability of any term or provision shall not effect the validity or enforceability of the remainder of this Agreement.

J. Pronouns and Plurals. Where applicable, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

K. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto. This Agreement may be duly executed and delivered by facsimile or other electronic transmission.

L. Construction. Each party to this Agreement severally acknowledges and agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be utilized in the interpretation or construction of this Agreement.

M. Non-contestability. The Company represents, covenants and agrees that it will not initiate, and that it will use its best efforts to cause any of its affiliates not to initiate, any action, suit or proceeding challenging the validity or enforceability of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEXXUS LIGHTING, INC., a Delaware corporation
By:
Name:
Title:

, as INDEMNITEE
Signature

Name:
Address:

Execution Version

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Nexxus Lighting, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

The undertaking is being provided pursuant to that certain Indemnification Agreement dated the      day of              , 20    , by and between Nexxus Lighting, Inc. and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of expenses in connection with                          [Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. During the period of time to which the Proceeding relates I was                              [name of office(s) held] of Nexxus Lighting, Inc. Pursuant to Article IV of the Indemnification Agreement, the Company is obligated to reimburse me for Expenses that are actually and reasonably incurred by or for me in connection with the Proceeding, provided that I execute and submit to the Company an Undertaking in which I undertake to repay any Expenses paid by the Company on my behalf, if it shall be ultimately determined that I am not entitled to be indemnified thereby against such Expenses

The letter shall constitute my undertaking to repay to the Company any Expenses paid by it on my behalf in connection with the Proceeding if it is ultimately determined that I am not entitled to be indemnified with respect to such Expenses as set forth above.

Signature

Name

Date

Execution Version